Exhibit 99.2

ROSMAN & GERMAIN LLP

Daniel L. Germain (Bar No. 143334)

16311 Ventura Boulevard, Suite 1200

Encino, CA 91436-2152

Telephone: (818) 788-0877

Facsimile: (818) 788-0885

BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

Eric L. Zagar (Bar No. 250519)

Michael J. Hynes

Tara P. Kao

280 King of Prussia Road

Radnor, PA 19087

Telephone: (610) 667-7706

Facsimile: (610) 667-7056

Counsel for Plaintiff

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

DONALD R. MAYERS, derivatively on behalf of nominal defendant INTERNATIONAL RECTIFIER CORPORATION,	Case No. BC395652

Plaintiffs,	NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION AND HEARING THEREON
v.
ERIC LIDOW, ALEXANDER LIDOW, PH.D., ROBERT GRANT, MICHAEL P. MCGEE, ROBERT S. ATTIYEH, JAMES D. PLUMMER, JACK O. VANCE, and ROCHUS E. VOGT,

Defendants,

and

INTERNATIONAL RECTIFIER CORPORATION,

Nominal Defendant.

TO:                          ALL CURRENT RECORDHOLDERS AND BENEFICIAL OWNERS OF INTERNATIONAL RECTIFIER CORPORATION (“IR” OR THE “COMPANY”) COMMON STOCK AS OF JULY 16, 2010

THIS NOTICE IS GIVEN pursuant to an Order of the Superior Court of the State of California, County of Los Angeles (the “Court”), dated 25th day of August, 2010, in the above captioned putative derivative action (the “Action”). Plaintiff brought claims in the Action and sought to pursue them derivatively on behalf of IR.

YOU ARE HEREBY NOTIFIED that the above-captioned Action is being settled on the terms set forth in a Stipulation of Settlement dated July 16, 2010 (the “Stipulation”).(1) The proposed Settlement, which is subject to Court Approval, consists of (1) the adoption and/or implementation of a variety of corporate governance measures, including measures that relate to and address the underlying claims in the Action; and (2) the payment of Plaintiff’s Counsel’s attorneys’ fees and expenses in the amount of $550,000.

IF YOU ARE A CURRENT OWNER OF IR COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.  PLEASE NOTE, HOWEVER, THAT BECAUSE THIS IS A SHAREHOLDER DERIVATIVE ACTION AND NOT A CLASS ACTION, NO INDIVIDUAL STOCKHOLDER HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE PROPOSED SETTLEMENT.

SUMMARY OF THE ACTION BEING SETTLED:  The derivative action being settled, captioned Donald R. Mayers v. Eric Lidow et al., Case BC395652, currently pending in the California Superior Court, County of Los Angeles, alleges that certain present and former officers and directors of International Rectifier Corporation breached their fiduciary duties to the Company and its shareholders by engaging in improper revenue recognition practices, which resulted in an internal investigation, investigations by the Securities and Exchange Commission, U.S. Attorney’s Office, and the Internal Revenue Service, and a restatement of the Company’s historical financial statements.  All of the defendants denied each and every allegation in the Action.

(1) This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court, attached to the Company’s Current Report on the Company’s Form 8-K filed with the United States Securities and Exchange Commission dated 2nd day of September, 2010 and published on the Company’s website.  All capitalized terms herein have the same meanings as set forth in the Stipulation.

THE TERMS OF THE SETTLEMENT: As detailed in the Stipulation, the Settlement provides for significant corporate governance measures including, but not limited to: (i) employment of a qualified individual as the Director or Vice President of Internal Auditing; (ii) employment of qualified individuals as (a) a worldwide or global controller and (b) a director of public reporting; (iii) periodic comprehensive reviews and assessments of the Company’s internal controls and internal audit functions; and (iv) the Audit Committee’s review and approval of the Company’s reporting of sales and accounting of revenues.  The corporate governance measures are designed to address Plaintiff’s allegations, prevent recurrence of the alleged improper business practices in the future, and strengthen the Company’s internal controls.

IF THE SETTLEMENT IS APPROVED: Plaintiff will submit the Settlement to the Court for approval.  If the Settlement is approved, it will result in total and final resolution of the Action, and the claims asserted in the Action and claims that could have been asserted will be forever released, relinquished and discharged.  Additionally, Plaintiff will seek Court approval of an award of attorneys’ fees and expenses in the agreed-to amount of $550,000.

SETTLEMENT HEARING: On the 27th day of October, 2010 at 9:00 a.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Carl J. West, in Department 322, located at 600 S. Commonwealth Ave., Los Angeles, CA 90005, to determine whether the terms of the Settlement should be approved as fair, reasonable and adequate.

YOUR RIGHT TO APPEAR AND BE HEARD: Any shareholder of IR that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a shareholder of record or beneficial owner as of the 16th day of July, 2010.  Any shareholder of IR who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on their own.  However, no shareholder of IR shall be heard at the Settlement Hearing unless no later than 14 days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiff’s Counsel and Defendants’ Counsel a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in IR.  Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before the 13th day of October, 2010 with service on the following parties:

Michael J. Hynes	John P. Stigi III
BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP	SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
280 King of Prussia Road	1901 Avenue of the Stars
Radnor, PA 19087	Suite 1600
Los Angeles, CA 90067
Counsel for Plaintiff
Counsel for Defendants

Inquiries may be made to Plaintiff’s Counsel: Michael J. Hynes, 280 King of Prussia Road, Radnor, PA 19087; telephone: (610) 667-7706.

DATED August 25, 2010	/s/ By Order of the Court
BY ORDER OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES